                                                                     EXHIBIT 5.1

                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

           KNOXVILLE OFFICE                                                                DOWNTOWN OFFICE:
   900 SOUTH GAY STREET, SUITE 1700                  REPLY TO:                              AMSOUTH CENTER
         KNOXVILLE, TN 37902                       AMSOUTH CENTER                  315 DEADERICK STREET, SUITE 2700
            (865) 521-6200                315 DEADERICK STREET, SUITE 2700             NASHVILLE, TN 37238-3001
                                              NASHVILLE, TN 37238-3001                      (615) 742-6200
            MEMPHIS OFFICE                         (615) 742-6200
      THE TOWER AT PEABODY PLACE                                                          MUSIC ROW OFFICE:
     100 PEABODY PLACE, SUITE 950                WWW.BASSBERRY.COM                       29 MUSIC SQUARE EAST
        MEMPHIS, TN 38103-2625                                                         NASHVILLE, TN 37203-4322
            (901) 543-5900                                                                  (615) 255-6161



                                 April 22, 2005

Gaylord Entertainment Company
One Gaylord Drive
Nashville, Tennessee 37214

       Re: Offer for All Outstanding 6.75% Senior Notes Due 2014 of Gaylord Entertainment Company in Exchange for 6.75% Senior Notes Due 2014 of Gaylord Entertainment Company - Registration Statement on
              Form S-4

Ladies and Gentlemen:

              We have acted as counsel to Gaylord Entertainment Company, a Delaware corporation (the "Company"), and the Guarantors (as defined below) in connection with the public offering of up to $225,000,000 aggregate principal amount of 6.75% Senior Notes Due 2014 (the "New Notes") of the Company that are to be guaranteed on an unsecured senior basis (the "Guarantees") by the subsidiaries of the Company listed on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the "Guarantors"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount and denomination of the Company's issued, outstanding and unregistered 6.75% Senior Notes Due 2014 (the "Old Notes"), as contemplated by the Registration Rights Agreement dated as of November 30, 2004 (the "Registration Rights Agreement"), by and among the Company, the Guarantors, Deutsche Bank Securities, Inc., Banc of America Securities LLC, Citigroup Global Markets Inc and CIBC World Markets Corp. The Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of November 30, 2004, as supplemented by a Supplemental Indenture dated December 30, 2004 (collectively, the "Indenture"), by and among the Company, the Guarantors and U.S. Bank National Association as Trustee (the "Trustee").

              This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

              In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 of the Company relating to the Exchange Offer, as filed with the Securities and Exchange Commission (the "Commission") on April 22, 2005 (such Registration Statement, as amended to date, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture;
(iv) the Form T-1

Gaylord Entertainment Company
April 22, 2005
Page 2


of the Trustee filed as an exhibit to the Registration Statement; (v) the form of the New Notes; and (vi) executed copies of the Guarantees. We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

              In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto other than the Company and the Guarantors had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties.

              In addition, we have relied on the opinion of Carter R. Todd, Senior Vice President, General Counsel and Secretary of the Company, to the effect that each of the Guarantors that is not organized under the laws of the State of Delaware or Tennessee (each a "non-Delaware/Tennessee Guarantor") is the form of organization set forth on Schedule I, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the corporate, limited liability company or other power under the laws of its jurisdiction of organization to enter into and perform its obligations under the Guarantees and the Indenture, and (ii) each non-Delaware/Tennessee Guarantor has duly authorized, executed and delivered the Guarantees and the Indenture.

              In connection with this opinion, we have assumed that the Registration Statement will have become effective, and that the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

              As to any facts material to the opinion expressed herein that have not been independently established or verified, we have relied upon the oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others.

              Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

       1. When the New Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the New Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in

Gaylord Entertainment Company
April 22, 2005
Page 3


accordance with their terms, except that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (B) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether enforceability is considered in a proceeding at law or in equity).

       2. When the New Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, and each of the Guarantees has been attached thereto in accordance with the Exchange Offer, each Guarantee will constitute the valid and binding obligation of each Guarantor a party thereto, enforceable against each such Guarantor in accordance with its terms, except that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (B) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether enforceability is considered in a proceeding at law or in equity).

              We assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

              This opinion is given in connection with the Registration Statement and may not be relied upon for any other purpose. We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,



                                          /s/ Bass, Berry & Sims PLC

                                   SCHEDULE I

                               LIST OF GUARANTORS

                                                                 STATE OR OTHER JURISDICTION OF
                                                             INCORPORATION OR ORGANIZATION AND FORM
                   NAME OF GUARANTOR                                     OF ORGANIZATION
------------------------------------------------------------------------------------------------------
                   CCK Holdings, LLC                        Delaware limited liability company
                 Corporate Magic, Inc.                      Texas corporation
             Gaylord Creative Group, Inc.                   Delaware corporation
                  Gaylord Hotels, LLC                       Delaware limited liability company
               Gaylord Investments, Inc.                    Delaware corporation
                 Gaylord National, LLC                      Maryland limited liability company
            Gaylord Program Services, Inc.                  Delaware corporation
              Grand Ole Opry Tours, Inc.                    Tennessee corporation
                       OLH, G.P.                            Tennessee general partnership
                   OLH Holdings, LLC                        Delaware limited liability company
              Opryland Attractions, Inc.                    Delaware corporation
               Opryland Hospitality, LLC                    Tennessee limited liability company
      Opryland Hotel-Florida Limited Partnership            Florida limited partnership
             Opryland Hotel Nashville, LLC                  Delaware limited liability company
       Opryland Hotel-Texas Limited Partnership             Delaware limited partnership
               Opryland Hotel-Texas, LLC                    Delaware limited liability company
              Opryland Productions, Inc.                    Tennessee corporation
              Opryland Theatricals, Inc.                    Delaware corporation
     Wildhorse Saloon Entertainment Ventures, Inc.          Tennessee corporation
            ResortQuest International, Inc.                 Delaware corporation
             Abbott & Andrews Realty, LLC                   Florida limited liability company
                  Abbott Resorts, LLC                       Florida limited liability company
              Accommodations Center, Inc.                   Colorado corporation
        Advantage Vacation Homes by Styles, LLC             Florida limited liability company
              Aspen Lodging Company, LLC                    Delaware limited liability company
                B&B on the Beach, Inc.                      North Carolina corporation
            Base Mountain Properties, Inc.                  Delaware corporation
               Bluebill Properties, LLC                     Florida limited liability company
    Brindley & Brindley Realty & Development, Inc.          North Carolina corporation
                Catering Concepts, LLC                      South Carolina limited liability company
            Coastal Real Estate Sales, LLC                  Florida limited liability company
           Coastal Resorts Management, Inc.                 Delaware corporation
            Coastal Resorts Realty, L.L.C.                  Delaware limited liability company
             Coates, Reid & Waldron, Inc.                   Delaware corporation
          Collection of Fine Properties, Inc.               Colorado corporation
             Columbine Management Company                   Colorado corporation
            Cove Management Services, Inc.                  California corporation
             CRW Property Management, Inc.                  Delaware corporation
          Exclusive Vacation Properties, Inc.               Delaware corporation
              Great Beach Vacations, LLC                    Delaware limited liability company
              High Country Resorts, Inc.                    Delaware corporation
     Hilton Head Ocean Front Sales & Rentals, Inc.          South Carolina corporation
              Houston and O'Leary Company                   Colorado corporation
                 K-T-F Acquisition Co.                      Delaware corporation
        Maui Condominium and Home Realty, Inc.              Hawaii corporation
           Mountain Valley Properties, Inc.                 Delaware corporation
                Office and Storage LLC                      Hawaii limited liability company
                 Peak Ski Rentals LLC                       Colorado limited liability company
          Plantation Resort Management, Inc.                Delaware corporation
             Priscilla Murphy Realty, LLC                   Florida limited liability company
          R&R Resort Rental Properties, Inc.                North Carolina corporation
                  REP Holdings, Ltd.                        Hawaii corporation

                                                                 STATE OR OTHER JURISDICTION OF
                                                             INCORPORATION OR ORGANIZATION AND FORM
                   NAME OF GUARANTOR                                     OF ORGANIZATION
------------------------------------------------------------------------------------------------------
                 RQI Acquisition, LLC                       Delaware limited liability company
           Realty Referral Consultants, LLC                 Florida limited liability company
           Resort Property Management, Inc.                 Utah corporation
             Resort Rental Vacations, LLC                   Tennessee limited liability company
                ResortQuest Hawaii, LLC                     Hawaii limited liability company
             ResortQuest Hilton Head, Inc.                  Delaware corporation
             ResortQuest Realty Aspen, LLC                  Delaware limited liability company
           ResortQuest at Summit County, LLC                Colorado limited liability company
       ResortQuest Real Estate of Florida, Inc.             Florida corporation
          ResortQuest Southwest Florida, LLC                Delaware limited liability company
            ResortQuest Technologies, Inc.                  Colorado corporation
                    Ridgepine, Inc.                         Delaware corporation
                  RQI Holdings, Ltd.                        Hawaii corporation
         Ryan's Golden Eagle Management, Inc.               Montana corporation
         Sand Dollar Management Investors, LLC              Delaware limited liability company
                Sand Dollar Ocean, LLC                      Delaware limited liability company
        Scottsdale Resort Accommodations, Inc.              Delaware corporation
          Steamboat Premier Properties, Inc.                Delaware corporation
                  Styles Estates, LLC                       Florida limited liability company
         Telluride Resort Accommodations, Inc.              Colorado corporation
                Ten Mile Holdings, Ltd.                     Colorado corporation
                The Management Company                      Georgia corporation
                The Maury People, Inc.                      Massachusetts corporation
                The Tops'l Group, Inc.                      Florida corporation
            Tops'l Club of NW Florida, LLC                  Florida limited liability company
            Trupp-Hodnett Enterprises, Inc.                 Georgia corporation